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                                                                      Exhibit 14


                                HOUSE OF FABRICS
                                ----------------


                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                    -----------------------------------------


1.       PURPOSE OF THE DIRECTORS PLAN.
---------------------------------------

         The House of Fabrics Non-Employee Directors' Stock Option Plan (hereafter the "Directors Plan") is to provide a means by which House of Fabrics, Inc. and its subsidiaries (hereafter the "Company") shall be able to attract and retain experienced and qualified non-employee directors and provide such directors with an opportunity to participate in the increased value of the Company, which their efforts, initiative and skill have helped produce.

2.       ADMINISTRATION.
------------------------

         Subject to the express provisions of the Directors Plan, the Board of Directors of the Company (the "Board") also shall have complete authority to interpret the Directors Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Directors Plan. All determinations of the Board on the matters referred to in this paragraph 2 shall be conclusive.

3.       PARTICIPANTS
---------------------

         Participation in the Directors Plan ("Participants") shall be limited to the non-employee directors of the Company.

4.       TERM OF GRANTS
-----------------------

         The term of each stock option (hereafter "Option") granted shall be ten
(10) years from date of grant, subject to earlier termination, as provided in Paragraph 11.

5.       STOCK OPTION AWARDS.
-----------------------------

         The purchase price of the Common Stock covered by each option shall be 100% of the fair market value of the Common Stock on the date the option is granted. For purposes of this Directors Plan, the "fair market value" of the Common Stock on any date shall be the closing price of the Common Stock as


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reported on the NASDAQ National Market Quotation System for that date, or on any other recognized quotation system. If the closing price is reported as "bid" and "asked" the "fair market value" shall be the mid point between the "bid" and "asked" price. If there are no sales on such date, the next trading day on which there are sales shall be used to establish the purchase price. Such price shall be subject to adjustment as provided in paragraph 9 hereof.

6.       EXERCISE OF OPTIONS.
-----------------------------

         (a) Options granted under the Directors Plan shall in no event be exercised within 12 months from the date of the grant. However, in the event there is a "Change-in-Control" of the Company, as defined in Appendix "A" attached hereto, all outstanding options, which are not yet vested, shall be fully vested and subject to exercise.

         (b) An option shall be exercised only by written notice to the Company, for any or all full shares as to which the option has become exercisable.

         (c) The purchase price of the shares, as to which an option is exercised, shall be paid for in cash at the time of exercise, or for such other consideration, or upon such other terms and conditions as the Board may approve.

         (d) Except as provided in paragraphs 10 and 11, no option may be exercised unless the holder thereof is then a director of the Company at the time of such exercise.

7.       EFFECTIVE DATE.
------------------------

         The Directors Plan shall become effective upon adoption by the Board and confirmation of the Company's Plan of Reorganization by the Bankruptcy Court. The Directors Plan shall terminate and no new options shall be granted under the Directors Plan after July 31, 2006.

8.       LIMITS ON AWARDS.
--------------------------

         The maximum number of options which may be granted under the Directors Plan is 84,375 and the maximum number of shares of common stock of the Company which may be issued under the Directors Plan is 84,375. Any forfeited or canceled options, shall be available for future grants.


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9.       DILUTION.
------------------

         In the event of a stock split, stock dividend, reclassification, reorganization, recapitalization, merger, consolidation, exchange of shares, or any other capital adjustment of shares of common stock of the Company, the number of options of a Participant and the maximum number of options and shares of common stock provided in paragraph 8 shall be adjusted in the same manner as shares of the Company's common stock. Any fractional shares resulting from such adjustments shall be eliminated.

10.      TRANSFERABILITY.
-------------------------

         Any option arising under the Directors Plan shall not be transferable except by will or the laws of descent and distribution. Options may be exercised during the life time of the Participant, only by the Participant or by his guardian or legal representative.

11.      TERMINATION.
---------------------

         In the event a Participant is no longer a director of the Company, except by death or disability, all unexercised options granted to a director under the Directors Plan shall expire and be forfeited effective on the date such directorship terminates. In the event a director dies or is disabled and can no longer serve as a director, the options for such director shall be deemed to expire and be forfeited on the 120th day following such death or disability.

12.      SECURITIES ACT OF 1933.
--------------------------------

         Upon issuance of common stock of the Company of the Participant, his heirs or representative, the recipient of such stock may be required to represent that the shares of stock are taken for investment and not resale and make such other representations as may be necessary to qualify the issuance of the shares as exempt from the Securities Act of 1933 or to permit registration of the shares and shall represent that he or she shall not dispose of such shares in violation of the Securities Act of 1933 and the Securities and Exchange Act of 1934. The Company reserves the right to place a legend on any stock certificate issued pursuant to the Directors Plan to assure compliance with this paragraph. No shares of common stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law or regulation of any stock exchange.



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13.      WITHHOLDING OF TAX.
----------------------------

         Participants under the Directors Plan shall be responsible for payment to the Company of the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such option.

14.      AMENDMENT OF DIRECTORS PLAN.
-------------------------------------

         (a) The Board may at any time suspend, terminate, modify or amend the Directors Plan. To the extent required by law, any modification, which shall materially increase the benefits accruing to Participants, the number of options to purchase shares which may be issued under the Directors Plan or materially modify the requirements as to eligibility for participation in the Directors Plan shall become effective only by affirmative vote of the holders of the majority of the outstanding shares of the common stock of the Company. No termination or amendment of the Directors Plan may, without the consent of a Participant, adversely affect the rights of such Participant.

         (b) Notwithstanding anything to the contrary in the Directors Plan, after the Transition Period (as defined below) with respect to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3"), the Board may authorize discretionary grants of Options to Participants subject only to the limitations under paragraphs 4, 8, 10, and 11 hereof. "Transition Period" means the period ending on the day the Company elects or is required to become subject to Rule 16b-3 as amended in 1996.

15.      CURRENT STOCK OPTION GRANT.
------------------------------------

         Upon the effective date of the Directors Plan, a grant of 18,750 stock options to the following non-employee directors: R.N. Hankin, H. Michael Hecht, Mitchell G. Lynn is hereby approved. Upon the appointment of two new non-employee directors an initial grant of 9,375 stock options is hereby approved. Said options are to vest as follows: after 18 months 25%; after 24 months 50%; and after 36 months 100%.





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16.      FUTURE STOCK OPTION GRANTS.
------------------------------------

         (a) APPOINTMENT. Except as determined by the Board as set forth in the paragraph 14(b) hereof, upon the appointment of new or additional non-employee directors a grant of 9,375 stock options for each new or additional non-employee director is authorized at the "fair market value" of House of Fabrics stock on the date of such appointment, which option shall be for a ten-year term and vest equally over a three-year period.

         (b) ELECTION. Except as determined by the Board as set forth in the paragraph 14(b) hereof, upon election of an incumbent non-employee director a grant of 1,875 stock options is authorized at the "fair market value" of House of Fabrics stock on the date of such election, which option shall be for a ten-year term and vest equally over a three-year period. The election of an incumbent director shall occur on the day of the Annual Stockholders Meeting.



DATED:    JULY 25, 1996


                                 HOUSE OF FABRICS, INC.




                                 BY: /s/ Gary L. Larkins
                                     --------------------------
                                     Its President, Gary L. Larkins



                                 AND: /s/ Marvin S. Maltzman
                                     --------------------------
                                      Its Secretary, Marvin S. Maltzman




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                                  APPENDIX "A"
                                  ------------


A "Change in Control" shall have occurred if, with or without consent of the Board of Directors, (I) any person, enterprise, group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other entity shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of at least 33.3% of the outstanding stock of the Company entitled to vote generally for the election of directors, or (ii), at any time fewer than 51% of the members of the Board of Directors of the Company shall be persons who were either nominated for election by the Board of Directors, or were elected by the Board of Directors; provided, however, that for purposes of determining whether a majority of the Board of Directors of the Company has approved such nomination or election, there shall be excluded any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company, or (iii), there shall be a sale of all or substantially all of the Company's assets or the Company shall merge or consolidate with another corporation and the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in such transaction (or of the parent corporation of the purchasing or surviving corporation), possessing more than 50% of the voting power (for the election of directors generally) of the outstanding stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of the Company before the transaction.




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